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                                                                   EXHIBIT 10.18

                               SIXTH AMENDMENT TO
                             SOMANETICS CORPORATION
                             1997 STOCK OPTION PLAN

         WHEREAS, SOMANETICS CORPORATION, a Michigan corporation (the "Company"), has previously adopted the Somanetics Corporation 1997 Stock Option Plan (the "Plan");

         WHEREAS, pursuant to Paragraph 18 of the Plan, the Company's Board of Directors has retained right to amend the Plan; and

         WHEREAS, the Company's Board of Directors now desires to amend the Plan.

         NOW THEREFORE IN CONSIDERATION of the premises and by resolution of the Company's Board of Directors, the Plan is hereby amended as follows:

         1.    The first paragraph of Paragraph 5 is amended to read as follows:

                  "5. Maximum Number of Shares Subject to Plan: The maximum number of shares with respect to which stock options may be granted under the Plan shall be an aggregate of 2,560,000 Common Shares, which may consist in whole or in part of the authorized and unissued or reacquired Common Shares. Unless the plan shall have been terminated, shares covered by the unexercised portion of canceled, expired or otherwise terminated options under the Plan shall again be available for option and sale."

Dated:  January 23, 2003